UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Bio-Path Holdings, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Bio-Path Holdings, Inc.

4710 Bellaire Boulevard, Suite 210

Bellaire, Texas 77401

November 4, 2021

TO OUR STOCKHOLDERS:

You are cordially invited to attend our 2021 annual meeting of stockholders (the “Annual Meeting”) to be held on Thursday, December 16, 2021 at 4:00 p.m., Central Standard Time, at Winstead PC, 24 Waterway Avenue, Suite 500, The Woodlands, Texas 77380.

Our stockholders of record as of the close of business on October 25, 2021 will vote on a number of important proposals at the Annual Meeting. These proposals are described in the accompanying Notice of Annual Meeting and Proxy Statement. Our proxy materials, including our Proxy Statement and form of proxy card, are being furnished to our stockholders of record primarily via the Internet. We are sending a Notice of Internet Availability of Proxy Materials on or about November 4, 2021 to our stockholders of record, which includes instructions on how to access our Proxy Statement and Annual Report and how to vote online. Printed copies of our proxy materials may also be obtained by following the instructions included in the Notice of Internet Availability of Proxy Materials.

We encourage you to read all of our proxy materials, including our Proxy Statement, so that you may be informed about the business to come before the meeting. Your participation in our business is important, regardless of the number of shares that you hold. To ensure your representation at the meeting, please promptly follow the instructions contained in the Notice of Internet Availability of Proxy Materials. We urge you to vote regardless of whether you expect to attend the Annual Meeting so that we may ensure that a quorum is present.

As a result of the impact of COVID-19, we are planning for the possibility that we may need to change the date, time or location of the Annual Meeting or switch to an alternative method of holding the Annual Meeting, such as a virtual meeting, held solely by means of remote communication. We will announce any of these changes, including details on how to participate in a virtual meeting, in a press release and as definitive additional soliciting material with the U.S. Securities and Exchange Commission. We will also post this information on our website at www.biopathholdings.com. If you plan to attend the Annual Meeting in person, please note that social distancing and safety guidelines will be implemented.

We look forward to seeing you on December 16, 2021.

Sincerely,
/s/ Peter H. Nielsen
Peter H. Nielsen
Chairman and Chief Executive Officer

BIO-PATH HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held December 16, 2021

The Annual Meeting of Stockholders (the “Annual Meeting”) of Bio-Path Holdings, Inc. (the “Company”) will be held on Thursday December 16, 2021 at 4:00 p.m., Central Standard Time, at Winstead PC, 24 Waterway Avenue, Suite 500, The Woodlands, Texas 77380. The Annual Meeting is being held for the following purposes:

1.	To elect five (5) directors, each to serve until the 2022 Annual Meeting of Stockholders or until their successors have been duly elected and qualified;
2.	To ratify and approve the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and
3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on October 25, 2021 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by appointment at the Company’s offices at 4710 Bellaire Boulevard, Suite 210, Bellaire, Texas 77401 for at least ten (10) days prior to the Annual Meeting. If you would like to inspect the list of stockholders prior to the Annual Meeting, please call our Director of Investor Relations at (832) 742-1369 to schedule an appointment. The list of stockholders will also be available for inspection at the Annual Meeting.

YOUR VOTE IS IMPORTANT. TO ENSURE THAT YOUR VOTE IS RECORDED PROMPTLY, PLEASE VOTE AS SOON AS POSSIBLE, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING. You may vote your shares by proxy via the Internet by following the instructions contained in the Notice of Internet Availability of Proxy Materials that was mailed to stockholders on or about November 4, 2021. If you received a paper copy of the proxy card, you may also vote by marking, signing and dating the proxy card and returning it in the postage-paid, pre-addressed envelope as promptly as possible. If you hold your shares through an account with a bank, broker or similar organization, please follow the instructions you receive from the holder of record to vote your shares.

If you are present at the Annual Meeting, and wish to do so, you may revoke the proxy and vote in person. In order to be able to have your vote counted at the Annual Meeting, you need to have written documentation that you are a record holder or, if you own your shares through a brokerage or other type account, written documentation from the account holder that you are the beneficial owner of the shares you are voting.

As a result of the impact of COVID-19, we are planning for the possibility that we may need to change the date, time or location of the Annual Meeting or switch to an alternative method of holding the Annual Meeting, such as a virtual meeting, held solely by means of remote communication. We will announce any of these changes, including details on how to participate in a virtual meeting, in a press release and as definitive additional soliciting material with the U.S. Securities and Exchange Commission. We will also post this information on our website at www.biopathholdings.com. If you plan to attend the Annual Meeting in person, please note that social distancing and safety guidelines will be implemented.

BY ORDER OF THE BOARD OF DIRECTORS,
/s/ Peter H. Nielsen
Peter H. Nielsen
Chairman and Chief Executive Officer
Houston, Texas
November 4, 2021

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on December 16, 2021

This Proxy Statement, the Form of Proxy and the Bio-Path Holdings, Inc. Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2020 Are Available At:

http://www.astproxyportal.com/ast/22620/

BIO-PATH HOLDINGS, INC.

4710 Bellaire Boulevard, Suite 210

Bellaire, Texas 77401

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

December 16, 2021

Bio-Path Holdings, Inc. (the “Company”) is furnishing this Proxy Statement in connection with the solicitation of proxies by the Board of Directors (the “Board”) of the Company for use at the Annual Meeting of Stockholders to be held on Thursday, December 16, 2021 at 4:00 p.m., Central Standard Time, at Winstead PC, 24 Waterway Avenue, Suite 500, The Woodlands, Texas 77380, and at any adjournments thereof (the “Annual Meeting”). These materials are being made available on the Internet on or about November 4, 2021 to stockholders of the Company.

The Annual Meeting is being held for the following purposes, as more fully described in this Proxy Statement:

1.	To elect five (5) directors, each to serve until the 2021 Annual Meeting of Stockholders or until their successors have been duly elected and qualified;
2.	To ratify and approve the appointment of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and
3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those stated in this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders. If any other matters are properly brought before the Annual Meeting, the proxy card gives discretionary authority to the persons named as proxies to vote the shares represented by the proxy card in their discretion.

INFORMATION CONCERNING SOLICITATION AND VOTING

General Information

Our proxy materials are being made available on the Internet on or about November 4, 2021. Stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request a printed set of the proxy materials to be sent to them by following the instructions in the Notice of Internet Availability of Proxy Materials.

Record Holders

You may own common stock of the Company either (i) directly in your name, in which case you are the record holder of such shares, or (ii) indirectly through a broker, bank or other nominee, in which case such nominee is the record holder. If your shares are registered directly in your name, we are making these proxy materials available directly to you. If the record holder of your shares is a nominee, you will receive instructions on how to access these proxy materials from such record holder.

Quorum and Voting

Only holders of the Company’s common stock as of the close of business on October 25, 2021 (the “Record Date”) are entitled to vote at the Annual Meeting. Stockholders who hold shares of the Company indirectly through a broker, bank or other nominee (sometimes known as holding shares in “street name”) may vote at the Annual Meeting only if they hold a valid proxy from their broker. As of the Record Date, there were 7,160,164 shares of common stock of the Company issued and outstanding.

We must have a “quorum” to conduct business at the Annual Meeting. In order for there to be a quorum at the Annual Meeting, the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting must be present in person or by proxy. Stockholders of record who are present at the Annual Meeting in person or by proxy, including those who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the Annual Meeting, will be included in the number of stockholders present at the Annual Meeting for purposes of determining whether a quorum is present.

Each stockholder of record is entitled to one vote at the Annual Meeting for each share of common stock held by such stockholder on the Record Date. Stockholders may vote their shares by following the instructions described below under the heading “Voting Instructions.” All proxy cards received by the Company that are properly signed and have not been revoked will be voted in accordance with the instructions contained in the proxy cards.

For shares held in “street name” through a broker or other nominee, the broker or nominee is generally required to vote such shares in the manner directed by its customer. In the absence of timely customer direction, the broker or nominee is permitted to exercise voting discretion only with respect to “routine” matters to be acted upon, and is not permitted to exercise voting discretion with respect to “non-routine” matters. If a stockholder does not give timely customer direction to its broker or nominee with respect to a “non-routine” matter, the shares represented thereby (“broker non-votes”) cannot be voted by the broker or nominee, but will be counted in determining whether there is a quorum. Of the proposals described in this Proxy Statement, Proposal One is considered a “non-routine” matter. Proposal Two is considered a “routine” matter.

Required Votes; Effect of Abstentions and Broker Non-Votes

Proposal One: The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. The five nominees receiving the highest number of affirmative votes cast at the Annual Meeting shall be elected as directors for a term ending upon the 2022 Annual Meeting of Stockholders or until their successors have been duly elected and qualified. A properly executed proxy marked “Withhold Authority” with respect to election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. The proxies cannot be voted for a greater number of persons than five. Broker non-votes will have no effect and will not be counted in determining the number of shares necessary for approval, but will be counted for purposes of determining whether there is a quorum.

Proposal Two: The affirmative vote of the holders of stock having a majority of the votes which could be cast by the holders of all stock entitled to vote on Proposal Two which are present in person or by proxy at the Annual Meeting will be required for approval of Proposal Two. Stockholder ratification of the selection of EY as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 is not required by our Bylaws or other applicable legal requirement; however, our Board is submitting the selection of EY to stockholders for ratification as a matter of good corporate practice. In the event that the stockholders do not approve the selection of EY, the Audit Committee will reconsider the appointment of the independent registered accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. A properly executed proxy marked “Abstain” with respect to Proposal Two will not be voted with respect to Proposal Two, although it will be counted for purposes of determining whether there is a quorum. An abstention will have the effect of a negative vote. Proposal Two is considered a “routine” matter. As such, brokerage firms will have authority to vote customers’ unvoted shares held by the firms in “street name” on Proposal Two.

Proxies

If you follow the voting instructions under the heading “Voting Instructions” below, your shares will be voted at the Annual Meeting in accordance with the instructions specified in your proxy card. If you submit a proxy card but do not specify in your proxy card how your shares are to be voted, your shares will be voted as follows: (i) FOR the election of the five (5) nominees to the Board listed in the proxy, unless the authority to vote for the election of such nominees is withheld or contrary instructions are given; and (ii) FOR the ratification and approval of the selection of EY to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

Revocation of Proxy

A stockholder of record may revoke or revise a proxy at any time before it is voted at the Annual Meeting. To revoke or revise a proxy by mail, the stockholder of record may deliver a proxy revocation or another duly executed proxy bearing a later date to the Secretary of the Company at 4710 Bellaire Boulevard, Suite 210, Bellaire, Texas 77401. A stockholder of record may also revoke a proxy by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless the stockholder actually votes in person at the Annual Meeting.

Voting Instructions

You are entitled to one vote at the Annual Meeting for each share of common stock of the Company you owned as of the Record Date. The number of shares you own (and may vote) is listed on your proxy card. You can vote your shares using one of the following methods:

Voting by attending the Annual Meeting. A stockholder of record may vote his or her shares in person at the Annual Meeting. A stockholder planning to attend the Annual Meeting should bring proof of identification for entrance to the Annual Meeting. If your shares are not registered in your own name (for example, if your shares are held in “street name”), you will need appropriate documentation to confirm your ownership to vote personally at the Annual Meeting. Examples of such documentation include a broker’s statement, letter or other document that will confirm your ownership of shares of the Company as of the Record Date. You will also need to follow any specific instructions contained in the voting instruction card you received from your broker or other nominee.

Voting via the Internet. A stockholder of record may vote his or her shares via the Internet at www.voteproxy.com by following the instructions on the Notice of Internet Availability of Proxy Materials mailed to stockholders of record on or about November 4, 2021.

Voting by Mail. A stockholder of record who has received a paper copy of the proxy card may vote his or her shares by properly marking, signing and dating the proxy card and returning it in the postage-paid, pre-addressed envelope. Stockholders may request a paper copy of the proxy card and/or paper copies of other proxy materials by contacting our transfer agent, American Stock Transfer & Trust Company, LLC, (i) by telephone at 1-888-Proxy-NA (1-888-776-9962) or 718-921-8562 (for international callers), (ii) by email at info@astfinancial.com or (iii) online at https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials.

Voting Shares held in “Street Name.” Many stockholders who hold their shares through a broker or other nominee may have the option to submit their proxies or voting instructions via the Internet or by telephone. If your shares are held in “street name,” you should check the voting instruction card that has been provided to you by your broker or other nominee and follow the instructions that have been provided for Internet or telephone voting on that card.

All shares entitled to vote and represented by properly executed proxy received prior to the Annual Meeting and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board. If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy card and acting thereunder generally will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

Holders of shares of common stock are not entitled to cumulative voting rights.

Solicited by Board; Costs

The proxy card accompanying this Proxy Statement is solicited by the Board.

The Company will bear the entire cost of the solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional solicitation materials furnished to the stockholders. Solicitation materials are being furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may make this solicitation material available to such beneficial owners. The Company may reimburse such persons for their costs in making the solicitation materials available to such beneficial owners. The original solicitation of proxies may be supplemented by a solicitation by mail, telephone, electronic communication or any other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services.

Householding Matters

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements, notices and annual reports. This means that only one copy of a notice and/or proxy statement may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of notices and/or proxy statements either now or in the future, please contact our transfer agent, American Stock Transfer & Trust Company, LLC, at 6201 15th Avenue Brooklyn, NY 11219, Telephone: (800) 937-5449. Upon written request, the Company will provide a separate copy of this Proxy Statement. In addition, stockholders sharing an address can request delivery of a single copy of a notice or proxy statement if you are receiving multiple copies upon written request to our Corporate Secretary at 4710 Bellaire Boulevard, Suite 210, Bellaire, Texas 77401.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding shares of our common stock beneficially owned at October 19, 2021 by: (i) each of our named executive officers (“NEOs”) and directors; (ii) all executive officers and directors as a group; and (iii) each person known by us to beneficially own 5% or more of the outstanding shares of our common stock. The information in this table is based solely on statements in filings with the SEC or other reliable information. Unless otherwise indicated in the footnotes to the table, each stockholder named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite the stockholder’s name.

	Amount
	and
	Nature of
	Beneficial	Percent of
Name of Beneficial Owner	Ownership	Class
Peter H. Nielsen (1) (2)	90,483	1.26%
Douglas P. Morris (1) (3)	18,690	*
Heath W. Cleaver (1) (4)	19,087	*
Paul D. Aubert (1) (5)	18,591	*
Martina Molsbergen (1)(6)	16,667	*
All executive officers and directors as a group (7)	163,518	2.28%

*Less than 1%

(1)	These are our NEOs and directors.
(2)	Includes 25,823 shares owned of record and 64,660 shares issuable upon the exercise of options that are that are exercisable within 60 days.
(3)	Includes 8,050 shares held by Hyacinth Resources, LLC and 121 shares held by Sycamore Ventures, LLC. Mr. Morris disclaims beneficial ownership of the shares held by Sycamore Ventures, LLC except to the extent of his pecuniary interest therein. Also includes 10,519 shares issuable upon the exercise of options that are exercisable within 60 days.
(4)	All 19,087 shares are issuable upon the exercise of options that are exercisable within 60 days.
(5)	All 18,591 shares are issuable upon the exercise of options that are exercisable within 60 days.
(6)	All 16,667 shares are issuable upon the exercise of options that are exercisable within 60 days.
(7)	Includes 33,994 shares owned of record and 129,524 shares issuable upon the exercise of options currently exercisable or that will be exercisable within 60 days

PROPOSAL ONE: ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will vote on the election of the five (5) directors to serve until the Annual Meeting of Stockholders in 2022 or until their successors have been duly elected and qualified. We currently have nominated five (5) directors, three of whom we consider to be “independent directors” as defined under the listing standards of the Nasdaq Stock Market (“Nasdaq”).

The Board, with the recommendation of the Nominating/Corporate Governance Committee, has unanimously nominated Peter H. Nielsen, Heath W. Cleaver, CPA, Paul D. Aubert, Martina Molsbergen and Douglas P. Morris for election to the Board at the Annual Meeting. The nominees have indicated that they are willing and able to serve as directors. If a nominee becomes unable or unwilling to serve, the proxy card may be voted for the election of such other person as shall be designated by the Board. The nominated directors will be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting, assuming a quorum is present.

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards for the election of each of the nominees for director.

Nominees for Directors

The name, age, principal occupation, and other information highlighting the particular experience, qualification, attributes and skills that support the conclusion of the Nominating/Corporate Governance Committee that such nominee for director should serve as a director of the Company are set forth below.

				Term
				Expires
				on the
				Annual
			Year	Meeting
			First	held in
			Became	the
Name	Age	Position	Director	Year
Peter H. Nielsen	72	Chief Executive Officer; President; Chief Financial Officer; Treasurer; Chairman of the Board; and Director	2008	2021
Heath W. Cleaver, CPA	48	Director	2014	2021
Paul D. Aubert	51	Director	2018	2021
Martina Molsbergen	56	Director	2019	2021
Douglas P. Morris	66	Director; Secretary; and Director of Investor Relations	2008	2021

Peter H. Nielsen. Mr. Nielsen co-founded Bio-Path and has served as Bio-Path’s President, Chief Executive Officer, Chief Financial Officer/Treasurer and Chairman of the Board since 2008. At the time of Bio-Path’s establishment in 2007, Mr. Nielsen licensed technology and targets from The University of Texas, MD Anderson Cancer Center and coordinated preclinical development, optimization and manufacturing of Bio-Path’s lead drug candidate, prexigebersen. Since that time, Mr. Nielsen has led the clinical advancement of prexigebersen into Phase 2 studies, the introduction of additional pipeline candidates and the Company’s public market debut. Prior to co-founding Bio-Path, Mr. Nielsen worked with several other companies, leading turnarounds and developing and executing on strategies for growth. Mr. Nielsen previously served as a director of Synthecon, Inc., a company developing 3D cell culture technology. Before entering the biotechnology sector, Mr. Nielsen was a lieutenant in the U.S. Naval Nuclear Power program where he was director of the physics department and was employed at Ford Motor Company in product development. Mr. Nielsen has a broad background in senior management and has significant negotiating experience. He holds engineering, mathematics and M.B.A. finance degrees from the University of California at Berkeley.

Heath W. Cleaver, CPA. Mr. Cleaver has served as a director of Bio-Path since 2014. Since February 2020, Mr. Cleaver has served as the President and Chief Financial Officer of Compressor Engineering Corporation (“CECO”),

a privately-held independent manufacturer of engine and compressor replacement parts. Prior to his current roles, Mr. Cleaver served as Chief Financial Officer of CECO from July 2017 to February 2020. Mr. Cleaver was previously a consultant providing turn-around management and capital raising services to companies in the oil and gas service sector from 2016 to 2017. From 2015 to 2016, Mr. Cleaver served as the Chief Financial Officer of Global Fabrication Services, Inc. In 2014, Mr. Cleaver served as Chief Financial Officer at Tarka Resources, Inc. From 2011 until 2014, Mr. Cleaver served as Chief Financial Officer of Porto Energy Corp. From 2010 until 2011, Mr. Cleaver served as Chief Accounting Officer of Porto Energy Corp. Mr. Cleaver served as Corporate Controller and then as Vice President and Chief Accounting Officer for BPZ Energy from 2006 to 2010. Beginning in 1997 through 2004, Mr. Cleaver served in various accounting roles, including Financial Controller, at Horizon Offshore Contractors, Inc. Mr. Cleaver is a Certified Public Accountant in the state of Texas and holds a Bachelor’s Degree in Business Administration - Accounting from Texas A&M University.

Paul D. Aubert. Mr. Aubert was appointed to the Board on February 1, 2018. Mr. Aubert is currently Senior Vice President & General Counsel of Anthem Holdings Company and its subsidiaries, positions he has held since March 2018. From June 2014 to March 2018, he practiced law in a solo law practice and also served as part-time General Counsel to his current employers. From February 2012 through May 2014, Mr. Aubert served as General Counsel of Pernix Therapeutics Holdings, Inc., a Nasdaq-listed specialty pharmaceutical company. Before that, he was a Shareholder in the Corporate and Securities practice group at Winstead PC, a national law firm headquartered in Dallas, Texas, from 2007 to 2012. Mr. Aubert also served as an attorney in the Corporate and Securities practice groups of several national and international law firms prior to joining Winstead in 2004, including at Andrews Kurth LLP from 1999 to 2004, Weil, Gotshal & Manges LLP from 1998 to 1999 and Jones Walker LLP from 1996 to 1998. Mr. Aubert holds a Juris Doctor and an M.B.A. from Tulane University in New Orleans, Louisiana and a B.A. in History from Louisiana State University - Baton Rouge.

Martina Molsbergen. Ms. Molsbergen was appointed to the Board on October 11, 2019. Ms. Molsbergen has more than 25 years of business development and marketing experience, including more than 15 years of business development expertise in cutting edge technology tools and products for biotherapeutics, immunotherapies and regenerative medicine. Since October 2009, Ms. Molsbergen has served as the Chief Executive Officer of C14 Consulting Group, LLC, a private consulting company focused on providing business development support for the biotech, VC and pharmaceutical communities. From 2007 to October 2009, Ms. Molsbergen served as Vice President of Business Development of Crucell Holland BV, a biotechnology company specializing in vaccines and biopharmaceutical technologies. From 2004 to 2007, Ms. Molsbergen served as Vice President of Business Development of Biowa, Inc. Ms. Molsbergen served as Vice President of Business Development of Zetiq Technologies Ltd. from 2002 to 2003 and as Vice President of Pharmaceutical Development Services & Business Development of Patheon Inc. from 1997 to 2001. Ms. Molsbergen holds a B.S. in Chemical Engineering from Drexel University.

Douglas P. Morris. Mr. Morris is a co-founder of Bio-Path and has served as a director of Bio-Path since 2007 and served as an officer from 2007 to June 2014. Mr. Morris also currently serves as the Director of Investor Relations and the Secretary of Bio-Path. Mr. Morris previously served as a co-founder, Managing Member, and Secretary of nCAP Holdings, LLC (nCAP), a privately held technology based company from September 2013 to January 2016. Between 1993 and 2010, Mr. Morris was an officer and director of Celtic Investment, Inc., a financial services company. Mr. Morris owned and operated Hyacinth Resources, LLC (“Hyacinth”), a business-consulting firm, from 1990 until September 2018, and is also a Managing Member of Sycamore Ventures, LLC, a privately held consulting firm. Mr. Morris has a B.A. from Brigham Young University, and attended the University of Southern California Master’s program in public administration.

Required Vote

The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. The five nominees receiving the highest number of affirmative votes cast at the Annual Meeting shall be elected as directors for a term ending upon the 2022 Annual Meeting of Stockholders or until their successors have been duly elected and qualified. A properly executed proxy marked “Withhold Authority” with respect to election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. The proxies cannot be voted for a greater number of persons than five. Broker non-votes will have no effect and will not be counted in determining the number of shares necessary for approval, but will be counted for purposes of determining whether there is a quorum.

Recommendation of the Board

The Board recommends that the stockholders vote “FOR” the election of the nominees listed above.

CORPORATE GOVERNANCE

General

Our operations are managed under the broad supervision of the Board, which has ultimate responsibility for the establishment and implementation of our general operating philosophy, objectives, goals and policies. During the year ended December 31, 2020, our Board met five times and acted by unanimous written consent seven times. Each member of the Board attended 75% or more of the aggregate of (i) the total number of Board meetings held during the period of such member’s service and (ii) the total number of meetings of committees on which such member served, during the period of such member’s service. Pursuant to our Corporate Governance Guidelines, we expect our directors to attend our annual meetings of stockholders. In an effort to maintain social distancing during the COVID-19 pandemic, one member of our Board attended our 2020 annual meeting of stockholders.

Board Structure and Role in Risk Oversight

Our Board does not have a policy requiring the separation of the offices of Chairman and Chief Executive Officer; rather, our Board determines from time to time whether it is in the best interests of our company and our stockholders for the roles to be separate or combined. We believe that our Board should have the flexibility to make these determinations in a way that will best provide appropriate leadership for our company. Given the growth of the Company, and the importance of the performance of the Company and the execution of corporate strategy in the Board’s considerations and duties, the Board believes that Mr. Nielsen is the person best qualified to serve as the Chairman of the Board. Additionally, it is the view of our Board that having Mr. Nielsen serve in the combined positions of President, Chief Executive Officer and Chairman of the Board is in the best interests of the Company and its stockholders. It signals to our employees, suppliers, customers and the investment community that a single person is responsible for providing direction in the management of the Company’s operations and growth initiatives. Such a single leader helps avoid the potential for duplication of efforts, for confusing or conflicting senses of direction or for personality conflicts. Moreover, the structure of our Board and committees, the level of independence represented on each, and the experience of our directors balance and complement the combined offices of Chairman, President and Chief Executive Officer. The Board maintains the authority to modify this structure if and when the Board believes such modification would be in the best interests of the Company and its stockholders. The Board has chosen not to appoint a lead independent director at this time.

Our Board’s role in the Company’s risk oversight process includes regular discussions and meetings with members of senior management on areas of material risk to the Company. In addition, our Board plays an important role in risk oversight through direct decision-making authority with respect to significant matters. Significant transactions and decisions require approval by the Board or the appropriate Board committee. Due to the relatively small size of our Board and our executive management team, senior management is able to frequently interact with the full Board. This structure enables the Board and its committees to be closely involved in the risk oversight of the Company.

Director Independence

Our Board is currently comprised of three independent directors and two non-independent directors. The following members of the Board have been identified by the Board as independent under the standards of Nasdaq: Heath W. Cleaver, Paul D. Aubert and Martina Molsbergen. The Board based these determinations primarily on a review of the responses our directors provided to questions regarding employment and compensation history, affiliations and family and other relationships.

There are no directors on our Audit Committee, Compensation Committee or Nominating/Corporate Governance Committee who are not independent under the standards of Nasdaq.

Nomination Process

It is our Board’s responsibility to nominate members for election to the Board and to fill vacancies on the Board that may occur between annual meetings of stockholders. The Nominating/Corporate Governance Committee assists the

Board by identifying and reviewing potential candidates for Board membership consistent with criteria approved by the Board. The Nominating/Corporate Governance Committee also annually recommends qualified candidates (which may include existing directors) for approval by the Board of a slate of nominees to be proposed for election to the Board at the annual meeting of stockholders.

In the event of a vacancy on the Board between annual meetings of our stockholders, the Board may request that the Nominating/Corporate Governance Committee identify, review and recommend qualified candidates for Board membership for Board consideration to fill such vacancies, if the Board determines that such vacancies will be filled. Our First Amended and Restated Bylaws (the “Bylaws”) allow for up to fifteen directors. The Board is permitted by the Bylaws to change the number of directors by a resolution adopted by the Board.

When formulating its recommendations for potential Board nominees, the Nominating/Corporate Governance Committee seeks and considers advice and recommendations from management, other members of the Board and may seek or consider advice and recommendations from consultants, outside counsel, accountants or other advisors as the Nominating/Corporate Governance committee or the Board may deem appropriate.

Board membership criteria are determined by the Board, with input from the Nominating/Corporate Governance Committee. The Board is responsible for periodically determining the appropriate skills, perspectives, experiences and characteristics required of Board candidates, taking into account our needs and current make-up of the Board. This assessment should include appropriate knowledge, experience, and skills in areas deemed critical to understanding the Company and our business; personal characteristics, such as integrity and judgment; and the candidate’s commitments to the boards of other companies. The Board does not have a formal policy with regard to the consideration of diversity in identifying potential candidates for Board membership, but the Board strives to nominate candidates with a variety of backgrounds so that, as a group, the Board will possess the appropriate skills, perspectives, experiences and characteristics to oversee the Company’s business. Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as a director and that he or she devotes the time necessary to discharge his or her duties as a director.

Stockholder Nominations for Directors

The Nominating/Corporate Governance Committee will consider candidates for director nominees that are recommended by our stockholders in the same manner as Board recommended nominees, in accordance with the procedures set forth in our Bylaws. Any such nominations should be submitted to the Nominating/Corporate Governance Committee c/o Secretary, Bio-Path Holdings, Inc., 4710 Bellaire Boulevard, Suite 210, Bellaire, Texas 77401 before the deadline set forth in the Bylaws and under the heading, “Stockholder Proposals for 2022 Annual Meeting” below, and should be accompanied by the following information:

●	appropriate biographical information, a statement as to the qualifications of the nominee and any other information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and
●	the Proposing Stockholder Information (as defined in the Bylaws).

Board Committees and Other Information

The Board has a standing Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee, each of which is governed by a charter. The Board may also establish other committees from time to time as necessary to facilitate the management of the business and affairs of the Company. In 2020, the Board formed a Business Development Committee that assists the Board by advising management on its plans for business development, licensing opportunities and business partnership opportunities. In addition to these committees, we also have a Scientific Advisory Board that serves an advisory role to management and the Board. The information below summarizes the functions of each of the committees and the Scientific Advisory Board.

Audit Committee

The Audit Committee has been structured to comply with the requirements of Section 3(a)(58)(A) of the Exchange Act. The Board has determined that the Audit Committee members have the appropriate level of financial understanding and industry specific knowledge to be able to perform the duties of the position and are financially literate and have the requisite financial sophistication as required by the applicable listing standards of Nasdaq.

The Audit Committee, as permitted by, and in accordance with, its charter, is responsible to periodically assess the adequacy of procedures for the public disclosure of financial information and review on behalf of the Board, and report to the Board, the results of its review and its recommendation regarding all material matters of a financial reporting and audit nature, including, but not limited to, the following main subject areas:

●	financial statement, including management’s discussion and analysis thereof;
●	financial information in any annual information form, proxy statement, prospectus or other offering document, material change report, or business acquisition report;
●	press releases regarding annual and interim financial results or containing earnings guidance;
●	internal controls;
●	audits and reviews our financial statements; and
●	filings with securities regulators containing financial information, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

The Audit Committee appoints and sets the compensation for the independent registered public accounting firm annually and reviews and evaluates such external auditor. This external auditor reports directly to the Audit Committee. The Audit Committee establishes our hiring policies regarding current and former partners and employees of the external auditor. In addition, the Audit Committee pre-approves all audit and non-audit services undertaken by the external auditor.

The Audit Committee has direct responsibility for overseeing the work of the external auditor engaged for the purpose of preparing or issuing an auditor’s report or performing other audit, review or attest services, including the resolution of disagreements between the external auditor and management.

The Audit Committee is currently comprised of Messrs. Cleaver and Aubert and Ms. Molsbergen. Mr. Cleaver currently serves as the chair of the Audit Committee. The Board has determined that Mr. Cleaver qualifies as an “audit committee financial expert” under the Exchange Act and that each member of the Audit Committee is an independent director. The Audit Committee meets at least once per fiscal quarter to fulfill its responsibilities under its charter and in connection with the review of the Company’s quarterly and annual financial statements. During the fiscal year ended December 31, 2020, the Audit Committee met four times and acted by unanimous written consent one time.

Compensation Committee

The Compensation Committee’s role is to assist the Board in fulfilling its responsibilities relating to all forms of compensation of the Company’s executive officers, administering the Company’s incentive compensation plan and other benefits plans, including a deferred compensation plan, if applicable, and producing any required report on executive compensation for use in the Company’s proxy statement or other public disclosure. The Compensation Committee operates under a written charter adopted by the Board. The Compensation Committee periodically assesses compensation of our executive officers in relation to companies of comparable size, industry and complexity, taking the performance of the Company and such other companies into consideration. All decisions with respect to the compensation of our Chief Executive Officer are determined and approved either solely by the Compensation Committee or together with other independent directors, as directed by the Board. All decisions with respect to non-CEO executive compensation, and incentive-compensation and equity based plans are first approved by the Compensation Committee and then submitted, together with the Compensation Committee’s recommendation, to the members of the Board for final approval. In addition, the Compensation Committee will, as appropriate, review and approve public or regulatory disclosure respecting compensation, including required disclosures regarding executive compensation under Item 402 of Regulation S-K, and the basis on which performance is measured. The Compensation Committee has the authority to retain and compensate any outside adviser as it determines necessary to permit it to carry out its duties. The Compensation Committee has not to date engaged the services of any executive compensation consultant. The Compensation Committee may not form or delegate authority to subcommittees without the prior approval of the Board.

The Compensation Committee is currently comprised of Messrs. Cleaver and Aubert and Ms. Molsbergen, each of whom are independent under the rules of Nasdaq. Mr. Aubert currently serves as the chair of the Compensation Committee. The Compensation Committee meets as necessary. During the fiscal year ended December 31, 2020, the Compensation Committee met five times and acted by unanimous written consent one time.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee’s charter provides that the responsibilities of such committee include, among other things:

●	evaluating, identifying and recommending nominees to the Board;
●	considering written recommendations from our stockholders for nominees to the Board;
●	recommending directors to serve as committee members and chairs;
●	reviewing and developing corporate governance guidelines, policies and procedures for the Board;
●	reviewing disclosure by the Company of matters within the Nominating/Corporate Governance Committee’s mandate; and
●	reviewing and evaluating the Nominating/Corporate Governance Committee’s charter and efficacy.

The Nominating/Corporate Governance Committee is responsible for, among other things, identifying and recommending potential candidates for nomination to the Board. The Nominating/Corporate Governance Committee receives advice from the Board and will consider written recommendations from the stockholders of the Company respecting individuals best suited to serve as directors, and, when necessary, develops its own list of appropriate candidates for directorships. For a description of the procedures to be followed by stockholders of the Company in submitting recommendations to be considered by the Nominating/Corporate Governance Committee, see the discussion set forth below under the heading titled, “Stockholder Nominations for Directors.”

The Nominating/Corporate Governance Committee is currently comprised of Messrs. Cleaver and Aubert and Ms. Molsbergen, each of whom are independent under the rules of Nasdaq. Mr. Cleaver currently serves as the chair of the Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee meets at least annually, and otherwise as necessary. During the fiscal year ended December 31, 2020, the Nominating/Corporate Governance Committee acted by unanimous written consent one time.

Business Development Committee

The Business Development Committee assists the Board by advising management on its plans for business development, licensing opportunities and business partnership opportunities. The Business Development Committee also performs other duties as directed by the Board from time to time and operates under a written charter adopted by the Board. The Business Development Committee is currently comprised of Ms. Molsbergen and Messrs. Nielsen and Morris. Ms. Molsbergen currently serves as the chair of the Business Development Committee.

Scientific Advisory Board

The Scientific Advisory Board assists management and the Board on an advisory basis with respect to the research, development, clinical, regulatory and commercial plans and activities relating to research, manufacture, use and/or sale of our drug candidates and products. The Scientific Advisory Board meets on an ad hoc basis and may attend meetings of the Board at the Board’s request. The current members of the Scientific Advisory Board are Jorge Cortes, M.D, who serves as chairman, D. Craig Hooper, Ph.D., and Jason Fleming, M.D.

Employee, Officer and Director Hedging

We have adopted an insider trading policy that prohibits our employees (including officers) and directors from entering into hedging or monetization transactions or similar arrangements with respect to our securities, as well as derivative securities relating to our securities, unless advance approval is obtained from the compliance officer appointed under the policy.

Availability of Committee Charters and Other Information

The charters for our Audit Committee, Compensation Committee, and Nominating/Corporate Governance Committee, as well as our Corporate Governance Guidelines, Employee Code of Business Conduct and Ethics and Code of Business Conduct and Ethics for Members of the Board, are available under the section titled “Corporate Governance” on the Investors page of the Company’s website, www.biopathholdings.com. We intend to disclose any changes to or waivers from the Employee Code of Business Conduct and Ethics that would otherwise be required to be disclosed under Item 5.05 of Form 8-K on our website. The information on our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC.

Communications with Directors

Due to the infrequency of communications from stockholders to the Board, we have not adopted a formal process by which stockholders may communicate with the Board. Nevertheless, stockholders or other interested parties may communicate with any director by writing to them c/o Douglas P. Morris, Secretary, Bio-Path Holdings, Inc., 4710 Bellaire Boulevard, Suite 210, Bellaire, Texas 77401 or by sending an e-mail to dmorris@biopathholdings.com.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

It is our policy that we will not enter into any transactions required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC unless the Audit Committee first reviews and approves the transactions. The Audit Committee is required to review on an ongoing basis, and pre-approve all related party transactions before they are entered into, including those transactions that are required to be disclosed under Item 404 of Regulation S-K. Related party transactions involving a director must also be approved by the disinterested members of the Audit Committee. It is the responsibility of our employees and directors to disclose any significant financial interest in a transaction between the Company and a third party, including an indirect interest. All related party transactions shall be disclosed in our filings with the SEC as required under SEC rules.

In addition, pursuant to our codes of ethics, all employees, officers and directors of ours and our subsidiaries are prohibited from engaging in any relationship or financial interest that is an actual or potential conflict of interest with us without approval. Employees and officers are required to provide written disclosure to their supervisors as soon as they have any knowledge of a transaction or proposed transaction with an outside individual, business or other organization that would create a conflict of interest or the appearance of one. Directors are required to disclose such information to the Board or as otherwise required by law.

For our last two fiscal years, there has not been nor is there currently proposed any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at the end of our last two fiscal years, and in which any of our directors, executive officers, persons who we know hold more than 5% of our common stock, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than: (i) compensation agreements and other arrangements, which are described elsewhere in this Proxy Statement and (ii) the transactions described in the following paragraph.

We have entered into indemnity agreements with certain of our officers and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under applicable law, our Certificate of Incorporation and our Bylaws.

EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

Executive Officers

Peter H. Nielsen is the only executive officer of the Company as of the date of this Proxy Statement. Mr. Nielsen has served as the Company’s Chief Executive Officer, President, Chief Financial Officer, Treasurer and Chairman of the Board since 2008. Mr. Nielsen’s age and biographical information are set forth under “Proposal One: Election of Directors” above.

Executive Compensation

The Compensation Committee oversees our compensation programs for executives and all employees. The Compensation Committee understands that for the Company and its stockholders to achieve long-term success, the compensation programs need to attract, retain, develop and motivate a strong leadership team. As a result, our executive compensation programs are designed to pay for performance, enable talent attraction, retain top talent and closely align the interests of our executives with those of our stockholders. All decisions with respect to the compensation of our Chief Executive Officer are determined and approved either solely by the Compensation Committee or together with other independent directors, as directed by the Board. All decisions with respect to non-CEO executive compensation, incentive-compensation and equity-based plans are first approved by the Compensation Committee and then submitted, together with the Compensation Committee’s recommendation, to the members of the Board for final approval.

This section provides important information on our executive compensation programs and explains the compensation decisions made during 2020 by the Compensation Committee for our named executive officers (“NEOs”). In the fiscal year ended December 31, 2020, our only NEO was Peter H. Nielsen, Chairman of the Board, Chief Executive Officer, Chief Financial Officer and President.

Compensation Philosophy

Our primary objective with respect to executive compensation is to design a reward system that will align executive compensation with our overall business strategies and attract and retain highly qualified executives. We intend to stay competitive in the marketplace with companies of comparable size, industry and complexity. Our compensation philosophy for executives is guided by the following principles:

●	Pay for Performance. In making compensation decisions, we consider annual and long-term Company performance and consider the compensation of our executive officers in relation to companies of comparable size, industry and complexity, taking the performance of the Company into consideration.
●	Reviewed Annually. The Compensation Committee annually reviews compensation levels to ensure we remain competitive and continue to attract, retain and motivate top-tier talent.
●	Alignment with Stockholder Interests. Our compensation is intended to closely align the interests of our NEOs with those of our stockholders in an effort to create long-term stockholder value. In developing our compensation philosophy, the Compensation Committee has considered the most recent stockholder advisory vote on executive compensation in which an overwhelmingly positive percentage of the votes cast were in favor of our executive compensation. The Compensation Committee is continuously mindful of stockholders’ views on executive compensation and remains focused on ensuring proper alignment with stockholder interests.

Our compensation philosophy rewards demonstrated performance and encourages behavior that is in the long-term best interests of the Company and its stockholders.

Elements and Mix of our 2020 Compensation Program

The following elements made up the fiscal year 2020 compensation program for our NEOs:

Element	Form of Compensation	Purpose, Basis and Performance Criteria
Base Salary	Cash
●
Base salary is intended to provide a market competitive level of fixed compensation in recognition of responsibilities, skills, capabilities, experience and leadership.
●
Base salary is not generally performance based, but reflective of competencies and experience.

Annual Performance Incentive Awards (considered “at-risk” compensation)	Cash	● Annual cash performance incentive awards are intended to motivate and reward performance achievement. ● Payments are discretionary and approved annually by the Compensation Committee.

Long-Term Incentive Awards (considered “at-risk” compensation)	Stock Options
●
Long-term incentive awards are intended to recognize and reward the achievement of long-term corporate goals and objectives, recognize promotions, motivate retention of our leadership talent and align executives’ interests with our stockholders.
●
The Compensation Committee determines the amount of long-term incentive awards to be granted to each NEO. The Compensation Committee also may make isolated awards to recognize promotions, new hires or individual performance achievements.
●
In 2020, the long-term incentive awards included time-vested equity awards that vest over a four-year period.
●
The Compensation Committee provides time-vested long-term incentives (i) to build a consistent ownership stake and retention incentive, (ii) to create a meaningful tie to the Company’s relative long-term stockholder returns and (iii) to motivate consistent improvement over a longer-term horizon.

Change of Control Severance	Eligible to receive severance payments and post-termination health benefits in connection with involuntary termination within three months before or twelve months after a change of control
●
Employment agreements are intended to provide financial security and an industry-competitive compensation package for NEOs. This additional security helps ensure that NEOs remain focused on our performance and the continued creation of stockholder value throughout any change of control transaction rather than on the potential uncertainties associated with their own employment.

Evaluation Process, Compensation Consultant, Peer Comparisons and Officers

Evaluation Process. The Compensation Committee oversees the administration of the compensation programs applicable to our employees, including our NEOs. The Compensation Committee generally makes its decisions regarding the annual compensation of our NEOs at its regularly-scheduled meeting in the first quarter of each year. These decisions include adjustments to base salary, grants of annual incentive awards and grants of long-term incentive awards. The Compensation Committee also makes compensation adjustments as necessary at other times during the year, such as in the case of promotions, changes in employment status and for competitive purposes.

Each year for the Compensation Committee meeting, our CEO prepares an evaluation of each of the other executive officers, if any, and makes compensation recommendations to the Compensation Committee based upon our performance against our corporate performance metrics and the individual’s performance. In addition to considering the CEO’s recommendations, the Compensation Committee assesses the applicable executive officer’s impact during the year and his or her overall value to the Company, specifically by considering the individual leadership skills, impact on strategic initiatives, performance in his or her primary area of responsibility, his or her role in succession planning and development, and other intangible qualities that contribute to corporate and individual success. During 2020, our CEO was our only executive officer.

Compensation Consultant and Peer Comparisons. For the 2020 performance period, the Compensation Committee did not engage an external compensation consultant to review the compensation of our executive officers. For comparison purposes, the Compensation Committee relied upon peer executive compensation data from proxies and compensation surveys of the Industry Peer Group (as defined below) prepared by our executive compensation counsel based on parameters set by the Compensation Committee. The Compensation Committee reviewed executive compensation data from the Industry Peer Group to consider competitive pay levels and compensation practices. Such data included components such as total direct compensation, considered as the sum of base salary and annual cash performance incentive award, as well as total compensation, including long-term incentive awards.

While executive compensation data from the Industry Peer Group provides a point of reference for measurement, it is not the determinative factor for compensation decisions. The Compensation Committee does not target the compensation of our executive officers to a specific percentile of compensation provided to officers in comparable positions in our Industry Peer Group. The purpose of the comparison is not to supplant the analyses of our corporate performance and the individual performance of our executive officers that the Compensation Committee considers when making compensation decisions. Because the compensation data is just one of the several analytic tools that are used in setting executive compensation, the Compensation Committee has discretion in determining the nature and extent of its use.

The Compensation Committee established our current Industry Peer Group in 2020. With the assistance of our executive compensation counsel, the Compensation Committee reviews the composition of the peer group annually to ensure that companies are relevant for comparative purposes. In identifying companies to include in the Industry Peer Group, the Compensation Committee considered, among other things, the following:

●	the industry of the companies;
●	the annual revenue, market capitalization and total assets of the companies;
●	the number of full-time employees of the companies;
●	the market data sources that are available with respect to the companies; and
●	the number of peers included in the Industry Peer Group.

For 2020, our Industry Peer Group consisted of the following companies (the “Industry Peer Group”):

●	Actinium Pharmaceuticals Inc. (ATNM)
●	Cellectar Biosciences, Inc. (CLRB)
●	Citius Pharmaceuticals (CXTR)
●	Cyclacel Pharmaceuticals Inc. (CYCC)
●	Dare Bioscience, Inc. (DARE)
●	Diffusion Pharmaceuticals, Inc. (DFFN)
●	Neurobo Pharmaceuticals Inc. (NRBO)
●	Novus Therapeutics, Inc. (NVUS)
●	Oncova Therapeutics Inc. (ONTX)
●	Rexahn Pharmaceuticals Inc. (RNN)
●	Xenetic Biosciences Inc. (XBIO)

Role of the Chief Executive Officer. Annually, our CEO provides the Compensation Committee with an evaluation of his performance that is based, in large part, upon performance of the Company and as our lead representative to the investment community. The Compensation Committee evaluates our CEO on these and other criteria. The total compensation package for our CEO is based on the Compensation Committee’s evaluation, and reflects his performance, the performance of the Company and competitive industry practices.

Role of Other Executive Officers. Our CEO makes recommendations to the Compensation Committee on all compensation actions (other than his own compensation) affecting our other executive officers, if any. In developing his recommendation for an executive officer, our CEO considers the self-evaluation prepared by the executive officer, the recommendations of his executive team, as well as his own evaluation. Our CEO’s evaluation includes an assessment of the impact that the executive officer has had on the Company during the award year and their overall value to the Company as a senior leader. The Compensation Committee is provided with our CEO’s evaluation of each executive officer’s performance and contributions to the Company. The Compensation Committee considers the information and recommendations provided by our CEO and provides a recommendation to the Board for non-CEO executive officer base salary, annual cash incentive awards and grants of long-term incentive awards, which are subject to Board approval. During 2020, our CEO was our only executive officer.

2020 Performance Analysis and Compensation Decisions

In its meeting in the first quarter of each year, the Compensation Committee determines base salaries for the current year, the annual performance incentive awards for prior-year performance and the long-term incentive awards for the current year. Each element is reviewed annually, as well as at the time of a promotion, other change in responsibilities, other significant corporate events or a material change in market conditions. Variances in the amount of compensation awarded to each executive officer generally reflect differences in individual responsibility and experience.

Base Salary. In recent years, the Compensation Committee has adjusted executive base salaries with the goal of providing a stable base of competitive cash compensation while rewarding corporate and individual performance through annual performance incentive awards. During 2020, the annual base salary for Mr. Nielsen was $510,000, compared to $490,000 during 2019.

Annual Performance Incentive Awards. During 2020, the Compensation Committee approved a discretionary annual cash performance incentive award for Mr. Nielsen in the amount of $150,000.

Long-term Incentive Awards. The Compensation Committee believes that long-term incentive awards should provide for a retention incentive with a strong tie to relative long-term stockholder return. Accordingly, the Compensation Committee grants stock option awards that typically vest over a four-year period. During 2020, the Board approved a long-term incentive award in the form of stock options to Mr. Nielsen based on recommendations from the Compensation Committee. Specifically, in March 2020, Mr. Nielsen was awarded a time-vested stock option award to purchase 15,000 shares of our common stock. In June 2020, Mr. Nielsen was awarded a time-vested stock option award to purchase 85,000 shares of our common stock. The terms of the stock option grants require, among other things, that Mr. Nielsen continue to provide services over the vesting period of the options. The stock options vest over a four-year period from the date of the grant, with one-fourth (1/4) of the stock options vesting on the first anniversary of each such grant, and the remaining stock options vesting thereafter in equal monthly increments equal to one-forty-eighth (1/48) of the stock options over the next three years, based on continuing service to the Company.

Summary Compensation Table

The following table sets forth information with respect to the compensation of our sole NEO for the fiscal years ended December 31, 2020 and 2019.

Name and				Option	All Other
Principal				Awards	Compensation
Position	Year	Salary ($)	Bonus ($)	($)(1)	($)		Total ($)
Peter H. Nielsen, CEO,	2020	$510,000	$150,000	$427,332	$170	(2)	$1,087,502
CFO, President, Chairman, Director	2019	$490,000	$—	$244,570	$164	(2)	$734,734

(1)	The amounts reported in this column reflect the aggregate grant date fair value of equity awards granted during the year computed in accordance with FASB ASC Topic 718. See Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for assumptions made by us in such valuation.
(2)	The amounts reported represent life insurance premiums paid by the Company for Mr. Nielsen.

Grants of Plan-Based Awards Table

The following table contains information about grants of plan-based stock options to our sole NEO during fiscal year 2020:

Estimated Future Payouts Under Non-Equity
		Incentive Plan Awards			All Other	All Other	Exercise
					Stock	Option	or	Grant Date
					Awards:	Awards:	Base	Fair Value
					Number of	Number of	Price of	of
					Shares of	Securities	Option	Stock
	Grant	Threshold	Target	Maximum	Stock or	Underlying	Awards	Awards
Name	Date	($)	($)	($)	Units (#)	Options (#)	($/Sh)	($)(2)
Mr. Nielsen (1)	3/18/2020					15,000	$3.25	$2.83
Mr. Nielsen (1)	6/16/2020					85,000	$5.21	$4.53

(1)	Reflects a time-vested stock option awarded under the 2017 Stock Incentive Plan. The option vests over a four-year period from the date of grant, with one-fourth (1/4) of the options vesting on the first anniversary of each such grant, and the remaining options vesting thereafter in equal monthly increments equal to one-forty-eighth (1/48) of the options over the next three years.
(2)	The amounts in this column reflect the aggregate grant date fair value of equity awards granted during the year computed in accordance with FASB ASC Topic 718. See Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for assumptions made by us in such valuation.

Narrative Disclosures to Summary Compensation Table and Grants of Plan-Based Awards Table

Please see the discussion under the heading “2020 Performance Analysis and Compensation Decisions” in this Proxy Statement, above.

Outstanding Equity Awards at December 31, 2020

The following table sets forth certain information with respect to outstanding stock option awards of our sole NEO for the fiscal year ended December 31, 2020.

			Equity
			Incentive
			Plan
	Number of	Number of	Awards:
	Securities	Securities	Number of
	Underlying	Underlying	Securities
	Unexercised	Unexercised	Underlying
	Options	Options	Unexercised	Option	Option
	Exercisable	Unexercisable	Unearned	Exercise	Expiration
Name	(#)	(#)	Options (#)	Price ($)	Date
Mr. Nielsen (1)	7,500	—	—	$92.00	Aug 2023
Mr. Nielsen (1)	2,761	—	—	$550.00	April 2026
Mr. Nielsen (2)	4,333	2,167	—	$36.80	April 2028
Mr. Nielsen (3)	6,562	8,438	—	$18.40	March 2029
Mr. Nielsen (4)	—	15,000	—	$3.25	March 2030
Mr. Nielsen (5)	—	85,000	—	$5.21	June 2030

(1)	All of these options granted are fully vested.
(2)	This option vests over a four-year period from the date of grant, April 11, 2018, with one-fourth (1/4) of the shares vesting on the first anniversary of such grant, and the remaining shares vesting thereafter in equal monthly increments equal to one-forty-eighth (1/48) of the shares over the next three years, based on continuing service to the Company.
(3)	This option vests over a four-year period from the date of grant, March 28, 2019, with one-fourth (1/4) of the shares vesting on the first anniversary of such grant, and the remaining shares vesting thereafter in equal monthly increments equal to one-forty-eighth (1/48) of the shares over the next three years, based on continuing service to the Company.
(4)	This option vests over a four-year period from the date of grant, March 28, 2020, with one-fourth (1/4) of the shares vesting on the first anniversary of such grant, and the remaining shares vesting thereafter in equal monthly increments equal to one-forty-eighth (1/48) of the shares over the next three years, based on continuing service to the Company.
(5)	This option vests over a four-year period from the date of grant, June 16, 2020, with one-fourth (1/4) of the shares vesting on the first anniversary of such grant, and the remaining shares vesting thereafter in equal monthly increments equal to one-forty-eighth (1/48) of the shares over the next three years, based on continuing service to the Company.

Employment Agreement and Potential Payments Upon Termination or Change of Control

Bio-Path Subsidiary has entered into an employment agreement with its Chief Executive Officer, Peter H. Nielsen, dated May 1, 2007 (the “Nielsen Employment Agreement”).

The Nielsen Employment Agreement provides for a base salary, as approved by the Compensation Committee, of $510,000. The Nielsen Employment Agreement provides that Mr. Nielsen is entitled to certain severance payments and benefits in the event he is terminated without Cause (as defined in the Nielsen Employment Agreement) or resigns for Good Reason (as defined in the Nielsen Employment Agreement), subject to Mr. Nielsen’s continued compliance with the Confidentiality Agreement (as defined in the Nielsen Employment Agreement) and execution of a general release of all claims against us. In addition, the Nielsen Employment Agreement also provides that Mr. Nielsen is entitled to certain severance payments and benefits in the event he is terminated without Cause or resigns for Good Reason within three months before or 12 months following a Change in Control (as defined in the Nielsen Employment Agreement), subject to Mr. Nielsen’s continued compliance with the Confidentiality Agreement and execution of a general release of all claims against us.

The severance payments and benefits include the following in the event Mr. Nielsen is terminated without Cause or resigns for Good Reason: (i) any accrued but untaken vacation days of Mr. Nielsen will be paid to the extent not yet paid; (ii) the equivalent of Mr. Nielsen’s base salary will be paid for a period of three months; and (iii) subject to certain restrictions, for three months after Mr. Nielsen’s date of termination, the Company will continue its contributions toward Mr. Nielsen’s health care, dental, disability and life insurance benefits on the same basis as immediately prior to the date of termination.

The severance payments and benefits include the following in the event Mr. Nielsen is terminated without Cause or resigns for Good Reason within three months before or 12 months following a Change in Control: (i) any unvested stock or stock options awarded to Mr. Nielsen shall immediately vest upon the occurrence of Mr. Nielsen’s termination of employment; (ii) Mr. Nielsen’s base salary will be paid through the termination date, and any accrued but untaken vacation days of Mr. Nielsen will be paid to the extent not yet paid; (iii) Mr. Nielsen’s normal post-termination benefits will be paid in accordance with our retirement, insurance and other benefit plan arrangements (including non-qualified deferred compensation plans); (iv) the equivalent of Mr. Nielsen’s base salary will be paid for a period of three months; (v) subject to certain restrictions, for six months after Mr. Nielsen’s date of termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice of policy, Mr. Nielsen’s health care, dental, disability and life insurance benefits will be provided on the same basis as immediately prior to the date of termination; and (vi) subject to certain restrictions and to the extent not otherwise paid or provided, we will pay or provide any other amounts or benefits required to be paid or provided or which Mr. Nielsen is eligible to receive following his termination of employment under any of our plans, programs, policies, practices, contracts or agreements.

Potential severance payments and benefits to be paid pursuant to the Nielsen Employment Agreement assuming a termination or Change in Control occurred on December 31, 2020 are set forth in the table below.

		Triggering Event
			Termination
			without
			Cause or
			Resignation
			for
			Good Reason
			within 3
		Termination	Months Before
		without	or 12
		Cause or	Months
		Resignation	Following
		for Good	a Change in
		Reason	Control
Name	Benefit	($)	($)
Peter H. Nielsen	Market Value of Stock Vesting	$3,750	$3,750	(1)
	Accrued Vacation Days	47,077	47,077
	Three Months' Base Salary	127,500	127,500
	Continuation of Benefits	8,816	17,631
	Total	$187,143	$195,958

(1)	Mr. Nielsen’s stock option awards would immediately become vested, and the value of the acceleration would be equal to the vesting shares multiplied by the excess of the then current stock price over the exercise price of the options. For purposes of this table, we have calculated the value of the acceleration using the closing price of our common stock on December 31, 2020, or $3.50 per share.

DIRECTOR COMPENSATION

The following table presents summary information for the year ended December 31, 2020 regarding the compensation of the members of our Board (other than Mr. Nielsen).

	Fees
	Earned
	or Paid		Option		All Other
Name	in Cash		Awards		Compensation		Total
Heath W. Cleaver	$52,000	(1)	$43,469	(2)	$—		$95,469
Paul D. Aubert	$42,000	(1)	$43,469	(2)	$750	(3)	$86,219
Martina Molsbergen	$43,500	(1)	$43,469	(2)	$—		$86,969
Douglas P. Morris (4)	$—		$57,421	(5)	$50,641	(6)	$108,062

(1)	These amounts reflect cash fees paid to or earned by our non-employee directors for attending Board or committee meetings during the year ended December 31, 2020.
(2)	In March 2020, our non-employee directors who were eligible at such time earned or received an annual grant of an option to purchase 10,000 shares of our common stock, which was the only grant received by such directors during 2020. The amounts in this column reflect the aggregate grant date fair value of equity awards granted during the year computed in accordance with FASB ASC Topic 718. See Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for assumptions made by us in such valuation.
(3)	The amounts reported represent amounts earned for Board services performed beyond the normal scope of their Board or committee responsibilities.
(4)	Mr. Morris was hired by the Company in 2016 as the Company’s Director of Investor Relations. Accordingly, Mr. Morris is not considered a non-employee director and does not receive compensation for his services as a member of the Board.
(5)	Option awards granted to Mr. Morris reflect compensation received by Mr. Morris in his capacity as the Company’s Director of Investor Relations.
(6)	This amount reflects compensation received by Mr. Morris in his capacity as the Company’s Director of Investor Relations, which includes base salary and certain other benefits.

The following table reflects the aggregate number of outstanding options (including unexercisable options) held by our directors (other than Mr. Nielsen) as of December 31, 2020:

Number of
shares
underlying
outstanding
Director	options
Heath W. Cleaver	12,500
Paul D. Aubert	12,000
Martina Molsbergen	10,000
Douglas P. Morris (1)	18,640

(1)	Mr. Morris’s outstanding options include 3,265 options earned while serving as an executive officer of the Company. Mr. Morris ceased serving in his officer capacities in June 2014. However, Mr. Morris was hired by the Company in 2016 as the Company’s Director of Investor Relations. Accordingly, Mr. Morris is not considered a non-employee director.

Narrative to Director Compensation Table

In 2020, our non-employee directors received cash and equity compensation in accordance with our non-employee director compensation structure. Directors who were also employed by the Company did not receive compensation for services as directors. We amended our compensation structure for all non-employee directors on March 27, 2020. We further amended our compensation structure for all non-employee directors on July 20, 2020 in order to provide for the compensation of the members of the Business Development Committee. During 2020, our compensation structure for all non-employee directors was as follows:

Cash Compensation Program

Non-employee directors received as compensation the following amounts: (i) an annual cash retainer in the amount of $20,000; (ii) $3,000 for each required meeting of the Board attended in person; (iii) $1,500 for each meeting of the Board conducted by telephonic or other electronic communications of duration of 15 minutes or longer; and (iv) $500 for each meeting of the Board of duration less than 15 minutes conducted by telephonic or other electronic communications. Board members must have attended meetings in person or by telephonic or other electronic communications to have received the applicable cash compensation.

The chairs of the respective Board committees also received as compensation the following amounts: (i) an annual cash retainer in the amount of $10,000 to the chair of the Audit Committee; (ii) an annual cash retainer in the amount of $5,000 to the chair of the Compensation Committee; (iii) an annual cash retainer in the amount of $5,000 to the chair of the Nominating/Corporate Governance Committee; and (iv) an annual cash retainer in the amount of $5,000 to the chair of the Business Development Committee.

Each non-employee director of the Board who was a member of a Board committee, including the chair of such committee, also received as compensation the following amounts: (i) $2,000 for each committee meeting attended in person; (ii) $1,500 for each committee meeting conducted by telephonic or other electronic communications of duration of 15 minutes or longer; and (iii) $500 for each committee meeting of duration less than 15 minutes conducted by telephonic or other electronic communications. Committee members must have attended meetings in person or by telephonic or other electronic communications to have received the applicable compensation.

In addition to the foregoing cash compensation for Board and committee members, non-employee directors of the Board who spent significant time performing Board or committee service beyond the normal scope of their Board or committee responsibilities could receive up to $2,500 per diem at the discretion of the Chief Executive Officer of the Company.

Equity Compensation Program

Each non-employee director of the Board also received as compensation an annual stock option grant (a “Grant”) of 10,000 shares of our common stock (the “Option Shares”). The exercise price of the Option Shares was determined by the Board, and the Option Shares vest over a one-year period from the date of the Grant, with the Option Shares vesting in equal monthly increments equal to one-twelfth (1/12) of the Option Shares, based on continuing service to the Company.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s independent registered public accounting firm being recommended to stockholders for ratification for the fiscal year ending December 31, 2021 is EY.

Change in Independent Registered Public Accounting Firm

On March 5, 2020, the Company, at the direction of the Audit Committee, chose not to renew the engagement of BDO USA, LLP (“BDO”), which was then serving as the Company’s independent registered public accounting firm. The Company notified BDO on March 6, 2020 that it would be dismissed as the Company’s independent registered public accounting firm, effective immediately. The decision to change independent registered public accounting firms was approved by the Audit Committee. On March 9, 2020, the Audit Committee approved the appointment of EY as the Company’s new independent registered public accounting firm.

BDO’s reports on the Company’s financial statements for the years ended December 31, 2019 and 2018 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended December 31, 2019 and 2018, and the subsequent interim period from January 1, 2020 through March 6, 2020, there were no disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (“Regulation S-K”), and the related instructions thereto, with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. Also during this same period, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto, except for the material weakness in the Company’s internal control over financial reporting relating to the design of the Company’s controls to prevent a misstatement resulting from the information and communication between the Company’s clinical and finance personnel as it related to an input for the Company’s clinical trial expense accrual, previously disclosed under “Item 9A. Controls and Procedures” to Part II of the Company’s Annual Report on Form 10-K as of the fiscal year ended December 31, 2018, which had been fully remediated as of December 31, 2019.

During the Company’s fiscal years ended December 31, 2019 and 2018, and the subsequent interim period from January 1, 2020 through March 9, 2020, neither the Company nor anyone acting on its behalf consulted with EY regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Principal Accountant Fees and Services

BDO served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2019. Audit services provided by BDO during the 2019 fiscal year included the audit of our annual financial statements and services related to filings with the SEC and other regulatory bodies.

On March 5, 2020, the Company, at the direction of the Audit Committee, chose not to renew the engagement of BDO, which was then serving as the Company’s independent registered public accounting firm. The Company notified BDO on March 6, 2020 that it would be dismissed as the Company’s independent registered public accounting firm, effective immediately. The decision to change independent registered public accounting firms was approved by the Audit Committee. On March 9, 2020, the Audit Committee approved the appointment of EY as the Company’s new independent registered public accounting firm.

EY served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2020. Audit services provided by EY during the 2020 fiscal year included the audit of our annual financial statements and services related to filings with the SEC and other regulatory bodies.

For the fiscal year ended December 31, 2019, and for the subsequent interim period from January 1, 2020 through March 6, 2020, BDO, as our independent registered public accounting firm during such time, billed the approximate fees set forth in the first table below. During the interim period from March 9, 2020 through December 31, 2020, EY, as our independent registered public accounting firm during such time, billed the approximate fees set forth in the second table below. The Board has considered the respective services provided by BDO and EY and has concluded that such services are compatible with the independence of BDO and EY as our principal accountants during the respective periods.

The table below sets forth the aggregate fees billed to the Company by BDO for services rendered in the fiscal year ended December 31, 2019 and in the subsequent interim period from January 1, 2020 through March 6, 2020 (in thousands).

	January 1,
	2020 –
	March 6,	December 31,
	2020	2019
Audit fees (1)	$—	$225
Audit-related fees (2)	—	—
Tax fees (3)	—	—
All other fees (4)	—	—
Total	$—	$225

(1)	Audit fees consist of fees billed for professional services rendered for the audit of our consolidated financial statements, reviews of the interim condensed consolidated financial statements included in quarterly filings, services associated with equity offerings, including with respect to registration statements filed by the Company, and services that are normally provided by BDO in connection with statutory and regulatory filings or engagements, including consents, except those not required by statute or regulation.
(2)	Audit-related fees consist of fees billed by BDO for assurance and related services. These fees include services provided in conjunction with due diligence services and employee benefit plan audits.
(3)	Tax fees consist of fees billed for professional services rendered by BDO for state and federal tax compliance and advice, and tax planning.
(4)	All other fees consist of fees billed by BDO for professional services other than those relating to audit fees, audit-related fees and tax fees.

The table below sets forth the aggregate fees billed to the Company by EY for services rendered in the interim period from March 9, 2020 through December 31, 2020 (in thousands).

March 9,
2020 –
December 31,
2020
Audit fees (1)	$272
Audit-related fees (2)	—
Tax fees (3)	—
All other fees (4)	—
Total	$272

(1)	Audit fees consist of fees billed for professional services rendered for the audit of our consolidated financial statements, reviews of the interim condensed consolidated financial statements included in quarterly filings, services associated with equity offerings, including with respect to registration statements filed by the Company, and services that are normally provided by EY in connection with statutory and regulatory filings or engagements, including consents, except those not required by statute or regulation.
(2)	Audit-related fees consist of fees billed by EY for assurance and related services. These fees include services provided in conjunction with due diligence services and employee benefit plan audits.

(3)	Tax fees consist of fees billed for professional services rendered by EY for state and federal tax compliance and advice, and tax planning.
(4)	All other fees consist of fees billed by EY for professional services other than those relating to audit fees, audit-related fees and tax fees.

Pre-Approval Policies and Procedures

The Audit Committee has not adopted any blanket pre-approval policies and procedures. Instead, the Audit Committee will pre-approve the provision of all audit or non-audit services.

Appointment for 2021

The Audit Committee approved the selection of EY as our independent registered public accounting firm for the 2021 fiscal year and is asking stockholders for ratification of their selection. A representative of EY may be present at the Annual Meeting. If a representative is not present at the Annual Meeting, however, we anticipate that a representative of EY will be available telephonically and will have an opportunity to make a statement, if he or she desires to do so, and will also be available to respond to appropriate questions from stockholders attending the Annual Meeting.

Required Vote

The affirmative vote of the holders of stock having a majority of the votes which could be cast by the holders of all stock entitled to vote on Proposal Two which are present in person or by proxy at the Annual Meeting will be required for approval of Proposal Two. Stockholder ratification of the selection of EY as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 is not required by our Bylaws or other applicable legal requirement; however, our Board is submitting the selection of EY to stockholders for ratification as a matter of good corporate practice. In the event that the stockholders do not approve the selection of EY, the Audit Committee will reconsider the appointment of the independent registered accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. A properly executed proxy marked “Abstain” with respect to Proposal Two will not be voted with respect to Proposal Two, although it will be counted for purposes of determining whether there is a quorum. An abstention will have the effect of a negative vote. Proposal Two is considered a “routine” matter. As such, brokerage firms will have authority to vote customers’ unvoted shares held by the firms in “street name” on Proposal Two.

Recommendation of the Board

The Board recommends that the stockholders vote “FOR” the ratification of the selection of EY to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. Management is responsible for the Company’s financial statements, and the independent auditors are responsible for the examination of those statements.

In keeping with its responsibilities, the Audit Committee met and held discussions with management and EY, our independent registered public accounting firm for the fiscal year ended December 31, 2020, to ascertain compliance with Section 404 of the Sarbanes-Oxley Act. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles in the United States, and the Audit Committee reviewed and discussed the financial statements with management and EY both with and without management present. In addition, the Audit Committee discussed with EY all communications required by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee received written disclosures and the letter from our independent registered public accounting firm required by the PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence,” and discussed with EY matters pertaining to their independence. The Audit Committee discussed with EY all relationships between EY and the Company that may bear on EY’s independence and any relationships that may impact their objectivity and independence and satisfied itself as to the auditor’s independence.

Based on the Audit Committee’s discussions with management and EY, and the Audit Committee’s review of the audited financial statements, representations of management and the report of EY, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020 as filed with the SEC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Heath W. Cleaver (Chair)
Paul D. Aubert
Martina Molsbergen

OTHER MATTERS

Annual Report

A copy of our Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2020, accompanies this Proxy Statement and is available online at http://www.astproxyportal.com/ast/22620/, but is not to be deemed a part of the proxy soliciting material.

Stockholder Proposals for 2022 Annual Meeting

The date by which stockholder proposals must be received by the Company for inclusion in our Proxy Statement and Form of Proxy for the 2022 Annual Meeting is June 30, 2022. Proposals of stockholders of the Company that are intended to be presented by such stockholders at the 2022 Annual Meeting of stockholders must also be received by us no later than October 17, 2022, in order that they may be considered at that meeting.

Other Business

Other than the proposals described in this Proxy Statement, the Board does not know of any other matters to be presented at the 2021 Annual Meeting. If any other matters are properly brought before the 2021 Annual Meeting, the proxy card gives discretionary authority to the persons named as proxies to vote the shares represented by the proxy card in their discretion.

By Order of the Board
/s/ Peter H. Nielsen
Peter H. Nielsen
Chairman and Chief Executive Officer

YOUR VOTE IS IMPORTANT!

You are cordially invited to attend the Annual Meeting. However, to ensure that your shares are represented at the meeting, please vote in accordance with the instructions contained in the proxy materials, including this proxy statement. Voting by submitting a proxy or voting instructions will not prevent you from attending the Annual Meeting and voting in person, if you so desire, but will help the Company secure a quorum and reduce the expense of additional proxy solicitation.

ANNUAL MEETING OF STOCKHOLDERS OF BIO-PATH HOLDINGS, December 16, 2021 INC. INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. Vote online until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. 20530000000000000000 7 121621 2. Ratification and approval of the appointment of Ernst & Young LLP the fiscal year ending December 31, 2021. O Peter H. Nielsen FOR ALL NOMINEES O Martina Molsbergen FOR ALL NOMINEES Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of Directors: NOMINEES: O Heath W. Cleaver WITHHOLD AUTHORITYO Paul D. Aubert O Doug P. Morris FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN as the Company’s independent registered public accounting firm for This proxy, when properly executed, will be voted in the manner directed above. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS IN PROPOSAL 1 AND “FOR” PROPOSAL 2. This proxy may be revoked by the undersigned at any time, prior to the time it is voted, by any of the means described in the accompanying Proxy Statement. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of StockholderDate: NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement, proxy card and Annual Report on Form 10-K and Directions to attend the Annual Meeting and vote in person are available at http://www.astproxyportal.com/ast/22620/ COMPANY NUMBER ACCOUNT NUMBER PROXY VOTING INSTRUCTIONS

- 0 BIO-PATH HOLDINGS, INC. PROXY Proxy Solicited by the Board for the Annual Meeting of Stockholders to be Held December 16, 2021 The undersigned hereby appoints Peter H. Nielsen and Douglas P. Morris, or either one of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of Bio-Path Holdings, Inc. (the “Company”) to be held on December 16, 2021 at 4:00 p.m., Central Standard Time, at the offices of Winstead PC, 24 Waterway Avenue, Suite 500, The Woodlands, Texas 77380, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as they may come before the meeting. (Continued and to be signed on the reverse side) 14475 1.1